As filed with the Securities and Exchange Commission on June 25, 2025
Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Takeda Yakuhin Kogyo Kabushiki Kaisha	Takeda U.S. Financing, Inc.
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Takeda Pharmaceutical Company Limited
(Translation of Registrant’s Name into English)

Japan	Delaware
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)
None	33-1784620
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

1-1, Nihonbashi Honcho 2-chome Chuo-ku, Tokyo 103-8668, Japan	500 Kendall Street Cambridge, Massachusetts 02142
81-3-3278-2306	1-857-757-6000
(Address and Telephone Number of Registrant’s Principal Executive Offices)	(Address and Telephone Number of Registrant’s Principal Executive Offices)

Takeda Pharmaceuticals U.S.A., Inc., 500 Kendall Street, Cambridge, MA 02142 U.S.A.
(1-857-757-6000)
(Name, Address and Telephone Number of Agent for Service for Takeda Pharmaceutical Company Limited)

Copies To:

Keiji Hatano Nirav N. Mehta Sullivan & Cromwell LLP Otemachi First Square 5-1, Otemachi 1-chome Chiyoda-ku, Tokyo 100-0004, Japan +81-3-3123-6140	David C. Snowden Simpson Thacher & Bartlett LLP Ark Hills Sengokuyama Mori Tower 9-10, Roppongi 1-Chome Minato-ku, Tokyo, 106-0032, Japan +81-3-5562-6217

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS
Takeda Pharmaceutical Company Limited
Senior Debt Securities
Takeda U.S. Financing, Inc.
Guaranteed Senior Debt Securities
Fully and Unconditionally Guaranteed by
Takeda Pharmaceutical Company Limited

The issuers named above may offer and sell senior debt securities from time to time in one or more series using this prospectus. Takeda Pharmaceutical Company Limited (“TPC”) is a joint stock corporation incorporated under the laws of Japan. Takeda U.S. Financing, Inc. (“TUSFI”), Takeda Pharmaceutical Company Limited’s indirect wholly-owned finance subsidiary, is a corporation incorporated under the laws of the State of Delaware. Any senior debt securities issued by TUSFI will be fully and unconditionally guaranteed by TPC.
This prospectus describes some of the general terms that may apply to the senior debt securities and the general manner in which they may be offered. The specific terms of any senior debt securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.
The issuers may offer and sell the senior debt securities on a continuous or delayed basis directly to investors or through underwriters, dealers or agents or through a combination of these methods. The names of any underwriters, dealers or agents will be included in a prospectus supplement or free writing prospectus. If any underwriters, dealers or agents are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.
The applicable prospectus supplement will contain information, where applicable, as to any listing on any securities exchange of the senior debt securities covered by the prospectus supplement.
You should carefully consider the information contained under the heading “Item 3.D. Key Information—Risk Factors” in our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “SEC”) and any additional risk factors incorporated by reference into this prospectus or contained in any applicable prospectus supplement(s) before you invest in any of the senior debt securities.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 25, 2025.

You should rely only on the information contained in or incorporated by reference into this prospectus, in any prospectus supplement or in any free writing prospectus. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus. We are offering to sell the senior debt securities only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the senior debt securities.
-i-

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, the issuers named herein may, from time to time, sell the senior debt securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the senior debt securities that may be offered. Each time we sell senior debt securities, we will provide a prospectus supplement that will contain specific information about the terms of the senior debt securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or conflicts with, the information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus that the relevant issuer authorizes to be delivered to you together with additional information described under the heading “Where You Can Find More Information” in this prospectus before purchasing any of our securities.
The terms “Takeda” and the “Company” refer to Takeda Pharmaceutical Company Limited and, unless the context requires otherwise, its consolidated subsidiaries, including TUSFI. The term “TPC” refers to Takeda Pharmaceutical Company Limited on a standalone basis as the issuer of senior debt securities or as the guarantor of senior debt securities issued by TUSFI, as the context may require. The term “TUSFI” refers to Takeda U.S. Financing, Inc. Each of TPC and TUSFI may be the issuer in an offering of senior debt securities, as specified in the applicable prospectus supplement, and are collectively referred to as the “issuers” (and each, an “issuer”) in this prospectus. The terms “we,” “our” and “us” refer to the issuers.
Takeda’s audited consolidated financial statements as of March 31, 2024 and 2025, and for the fiscal years ended March 31, 2023, 2024 and 2025, which are incorporated by reference into this prospectus, have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). The term IFRS also includes International Accounting Standards (“IAS”) and the related interpretations of the committees (Standard Interpretations Committee and International Financial Reporting Interpretations Committee). Unless otherwise stated or otherwise required by the context, Takeda’s financial statements are denominated in Japanese yen, the legal tender of Japan.
The terms “yen” or “¥” refer to Japanese yen, “$” refers to U.S. dollars and “EUR” or “€” refer to Euros, respectively. In this prospectus, any prospectus supplement and any free writing prospectus, yen figures and percentages have been rounded to the figures shown, unless otherwise specified. In tables and graphs with rounded figures, sums may not add up due to rounding.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement, any free writing prospectus and the information incorporated by reference in this prospectus include forward-looking statements regarding the intent, belief, current expectations and targets of our management with respect to our financial condition and future results of operations. These statements constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, in the future we, and others on our behalf, may make statements that constitute forward-looking statements. You should not place undue reliance on any of these statements.
Words such as “may,” “will,” “should,” “would,” “expect,” “intend,” “project,” “plan,” “aim,” “seek,” “target,” “anticipate,” “believe,” “estimate,” “predict,” “potential” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. We do not intend to update these forward-looking statements except as may be required by applicable securities laws.
By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other outcomes described or implied in forward-looking statements will not be achieved. Should one or more of these risks or uncertainties materialize, our actual results may differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. When evaluating forward-looking statements, you should carefully consider the risk factors and other information contained in or incorporated by reference in this prospectus, as well as the risk factors relating to us, a particular security offered by this prospectus or a particular offering discussed in the applicable prospectus supplement or free writing prospectus.

WHERE YOU CAN FIND MORE INFORMATION
Available Information
Takeda files annual reports and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Takeda’s corporate website is https://www.takeda.com/.
This prospectus is part of a registration statement on Form F-3 that we have filed with the SEC relating to the senior debt securities covered by this prospectus. This prospectus does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the applicable contract or other document. You may review a copy of the registration statement through the SEC’s internet site noted above.
Takeda is currently exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Takeda is not required under the Exchange Act to publish financial statements as frequently or as promptly as are U.S. companies subject to the Exchange Act. Takeda will, however, continue to furnish its shareholders with annual reports containing audited financial statements and will issue interim press releases containing unaudited results of operations as well as such other reports as may from time to time be authorized by it or as may be otherwise required.
Takeda’s American Depositary Shares are listed on the New York Stock Exchange under the trading symbol “TAK.”
Incorporation of Documents by Reference
The SEC’s rules allow us to “incorporate by reference” the information Takeda files with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Takeda files after the date of this prospectus with the SEC and which is incorporated by reference will automatically update and supersede the information contained in this prospectus or incorporated by reference in this prospectus.
We are incorporating by reference Takeda’s annual report on Form 20-F for the fiscal year ended March 31, 2025 filed with the SEC on June 25, 2025. All annual reports of Takeda on Form 20-F filed with the SEC after the date of this prospectus will be incorporated by reference to this prospectus. In addition, Takeda’s current reports on Form 6-K submitted to the SEC after the date of this prospectus (or portions thereof) will be incorporated by reference in this prospectus if such reports expressly state that we incorporate them (or such portions) by reference in this prospectus.
Each person, including any beneficial owner, to whom this prospectus is delivered may request a copy of items incorporated by reference, at no cost, by writing or telephoning us at Takeda’s principal executive offices at Takeda Pharmaceutical Company Limited, 1-1, Nihonbashi-Honcho 2-Chome, Chuo-ku, Tokyo 103-8668 Japan; Telephone: 81-3-3278-2306.
Except as described above, no other information is incorporated by reference in this prospectus, including, without limitation, information on Takeda’s website.

DESCRIPTION OF ISSUERS
TPC
TPC is a joint stock corporation incorporated under the laws of Japan. TPC is the parent company of the Takeda group, a global, values-based, research and development driven biopharmaceutical company with operations in approximately 80 countries. For further information, see “Item 4. Information on the Company” in Takeda’s most recent annual report on Form 20-F filed with the SEC. TPC will be the issuer of senior debt securities and the guarantor of the guaranteed senior debt securities.
TUSFI
TUSFI is a Delaware corporation. It is TPC’s indirect wholly-owned finance subsidiary and issues debt securities for the benefit of the Takeda group. TUSFI will be the issuer of the guaranteed senior debt securities. TUSFI will not be an obligor on any of the senior debt securities issued by TPC. The proceeds of any guaranteed senior debt securities sold by TUSFI hereunder will be lent on, distributed via dividend or otherwise transferred to other members of the Takeda group.

OFFERING INFORMATION
We may sell an indeterminate amount of senior debt securities from time to time through negotiated transactions with underwriters or with other persons, through a combination of such methods of sale or otherwise, including private sales. See “Plan of Distribution.” We may sell senior debt securities at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by agreement between us and underwriters, brokers, dealers or agents, or purchasers. For further information about the senior debt securities, see “Description of Senior Debt Securities and Guarantee.”
RISK FACTORS
Before making a decision to invest in any of the senior debt securities, you should carefully consider the risks described under “Risk Factors” in Takeda’s most recent annual report on Form 20-F and in any updates to those risk factors in its current reports on Form 6-K that are incorporated herein and in the applicable prospectus supplement, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we refer you, in light of your particular investment objectives and financial circumstances.
USE OF PROCEEDS
We intend to use the net proceeds from the sale of the senior debt securities described in this prospectus for general corporate purposes, unless otherwise described in the applicable prospectus supplement or free writing prospectus.

CAPITALIZATION AND INDEBTEDNESS
The following table shows Takeda’s consolidated capitalization and indebtedness as of March 31, 2025.
This table should be read together with Takeda’s consolidated financial statements, including the notes thereto, and the other financial data appearing elsewhere, or incorporated by reference, in this prospectus.

As of March 31, 2025
(billions of yen)
Short-term Debt:
Current portion of bonds and loans	¥548.9
Long-term Debt:
Non-current portion of bonds and loans	3,966.3
Equity:
Share capital
Authorized—3,500,000,000 shares;
Issued—1,590,949,609 shares	1,694.7
Share premium	1,775.7
Treasury shares	(74.8)
Retained earnings	1,187.6
Other components of equity	2,351.9
Equity attributable to owners of the Company	6,935.1
Non-controlling interests	0.9
Total equity	¥6,936.0
Total capitalization and indebtedness(1)	¥10,902.3
___________________
Note:
(1)Represents the sum of long-term debt and total equity.

DESCRIPTION OF SENIOR DEBT SECURITIES AND GUARANTEE
The following is a summary of certain general terms and provisions of any senior debt securities that may be offered under this prospectus (including, for any such senior debt securities issued by TUSFI, of the related Guarantee of TPC). The specific terms and provisions of a particular series of senior debt securities to be offered, and the extent to which the general terms and provisions summarized below apply to such securities, will be described in an applicable prospectus supplement or free writing prospectus that is authorized to be delivered in connection with such offering. If there is any inconsistency between the general terms and provisions presented here and those in the applicable prospectus supplement or free writing prospectus, those in the applicable prospectus supplement or free writing prospectus will apply.
Because this section is a summary, it does not describe every aspect of the Indentures (as defined below), the senior debt securities and the Guarantee. It is qualified in its entirety by the provisions of the applicable indenture (including, if applicable, the Guarantee) and the senior debt securities, forms of which have been filed as exhibits to the registration statement of which this prospectus is part. You should refer to those documents for additional information.
General
TPC may issue senior debt securities from time to time, in one or more series under an indenture which is included as an exhibit to the registration statement of which this prospectus is a part (the “TPC Indenture”), dated as of July 9, 2020 between TPC, as issuer, and The Bank of New York Mellon, a banking corporation organized under the laws of the New York, as trustee (the “trustee”). TUSFI may issue senior debt securities fully and unconditionally guaranteed by TPC, from time to time, in one or more series under an indenture which is included as an exhibit to the registration statement of which this prospectus is a part (the “TUSFI Indenture”), to be entered into among TUSFI, as issuer, TPC, as guarantor, and The Bank of New York Mellon. In the following discussion, the TPC Indenture and the TUSFI Indenture are sometimes collectively referred to as the “Indentures,” TPC and TUSFI are sometimes referred to as the “issuer,” as the context may require, “TPC” is sometimes referred to as the “Guarantor” and “senior debt securities” refer to the senior debt securities issued by TPC or TUSFI, as the context may require.
Each of the Indentures provides that the relevant issuer may issue senior debt securities up to an aggregate principal amount as such issuer may authorize from time to time. Neither of the indentures limits the amount of senior debt securities that the relevant issuer may issue thereunder, or contain any limitations on the amount of other indebtedness or other liabilities that the relevant issuer, (in the case of the TUSFI Indenture) the Guarantor or (to the extent applicable) any of their respective subsidiaries may incur.
The senior debt securities of each series will constitute the relevant issuer’s direct, unconditional, unsecured and unsubordinated general obligations and will at all times rank pari passu without any preference among themselves and with all other unsecured obligations of the issuer, other than, if applicable, such issuer’s subordinated obligations and except for statutorily preferred obligations.
Terms Specified in the Applicable Prospectus Supplement or Free Writing Prospectus
The applicable prospectus supplement or free writing prospectus will specify, if applicable, the following terms of, and other information relating to, a particular series of senior debt securities being offered. Such information may include:
•the issuer of the senior debt securities;
•the specific designation;
•the aggregate principal amount, purchase price and denomination;
•the currency in which the senior debt securities are denominated and/or in which principal, premium, if any, and/or interest, if any, is payable;

•the date of maturity;
•the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;
•the interest payment dates, if any;
•the place or places for payment of the principal of and any premium and/or interest on the senior debt securities;
•any additional redemption provisions and any repayment, prepayment or sinking fund provisions, including any redemption notice provisions;
•whether the issuer will issue the senior debt securities in definitive form and under what terms and conditions;
•any agents for the senior debt securities, including depositaries, authenticating or paying agents, transfer agents or registrars;
•whether certain payments on the senior debt securities will be guaranteed by TPC or under a financial insurance guaranty policy and the terms of such guaranty;
•any selling restrictions applicable to the offer, sale or delivery of the senior debt securities;
•material U.S. federal, state or Japanese tax considerations;
•any listing of the senior debt securities on a securities exchange; and
•any other specific terms of the senior debt securities, including any modifications to or additional events of default, covenants or modified or eliminated acceleration rights, and any terms required by or advisable under applicable laws or regulations.
The senior debt securities may be issued as original issue discount senior debt securities. Original issue discount securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement or free writing prospectus will contain information relating to any material income tax, accounting, and other special considerations applicable to such securities.
TPC Guarantee of Securities Issued by TUSFI
All senior debt securities issued by TUSFI will be fully and unconditionally guaranteed by TPC pursuant to the Guarantee of TPC contained in the TUSFI Indenture. If for any reason TUSFI does not make any required payment in respect of its senior debt securities when due, whether on the normal due date, on acceleration, redemption or otherwise, TPC will cause the payment to be made to or to the order of the trustee.
The Guarantee of each series of senior debt securities will constitute the TPC’s direct, unconditional, unsecured and unsubordinated general obligation and will at all times rank pari passu without any preference among any other such Guarantee and with all other unsecured obligations of TPC, other than, if applicable, TPC’s subordinated obligations and except for statutorily preferred obligations.
The holder of a guaranteed debt security will be entitled to payment under the applicable guarantee of TPC without taking any action whatsoever against TUSFI.
Further Issuances
Each issuer reserves the right, from time to time, without the consent of the holders of the senior debt securities of a particular series, to issue additional senior debt securities on terms and conditions identical to those of the original senior debt securities of such series (other than the issue date, the issue price and, in some cases, the first interest payment date), which additional senior debt securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the outstanding senior debt securities of the relevant series; provided that if any additional senior debt securities are not fungible with the outstanding senior debt securities of the relevant series for U.S. federal income tax purposes, such additional senior debt securities will be issued as a separate series under the applicable indenture and will have a separate “CUSIP” or similar identifying number from the outstanding senior debt securities of the relevant series.
Repurchases
The issuer, the Guarantor (if applicable) or any subsidiary thereof, may at any time purchase any or all of the senior debt securities in the open market or otherwise at any price. Subject to applicable law, none of the issuer, the Guarantor (if applicable) or any subsidiary thereof shall have any obligation to offer to purchase any senior debt securities held by any holder as a result of the issuer’s, the Guarantor’s (if applicable), such subsidiary’s or such holder’s purchase or offer to purchase senior debt securities held by any other holder in the open market or otherwise. Any senior debt security so repurchased by the issuer, the Guarantor (if applicable) or any subsidiary thereof shall be cancelled.
Taxation and Additional Amounts
TPC as an Issuer
All payments of principal and interest by TPC in respect of the senior debt securities issued by it shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law or by any such authority. In such event, TPC shall pay such additional amounts as will result in the receipt by the holders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable with respect to any senior debt securities under any of the following circumstances:
(i)the holder or beneficial owner of the senior debt securities is an individual non-resident of Japan or a non-Japanese corporation and is liable for such taxes in respect of such senior debt securities by reason of its (A) having some present or former connection with Japan other than the mere holding of such senior debt securities or (B) being a person having a special relationship with TPC (a “specially-related person of TPC”) as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended) (together with the cabinet order thereunder (Cabinet Order No. 43 if 1957, as amended), the “Act on Special Taxation Measures”);
(ii)the holder or beneficial owner of the senior debt securities would otherwise be exempt from any such withholding or deduction but fails to comply with any applicable requirement to provide Interest Recipient Information (as defined below) or to submit a Written Application for Tax Exemption (as defined below) to the relevant paying agent to whom the relevant senior debt securities are presented (where presentation is required), or whose Interest Recipient Information is not duly communicated through the relevant Participant (as defined below) and the relevant international clearing organization to such paying agent;
(iii)the holder or beneficial owner of the senior debt securities is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a Designated Financial Institution (as defined below) that complies with the requirement to provide Interest Recipient Information or to submit a Written Application for Tax Exemption and (B) an individual resident of Japan or a Japanese corporation that duly notifies (directly, through the relevant Participant or otherwise) the relevant paying agent of its status as not being subject to taxes to be withheld or deducted by TPC by reason of receipt by such individual resident of Japan or Japanese corporation of interest on such senior debt securities through a payment handling agent in Japan appointed by it);
(iv)the senior debt securities are presented for payment (where presentation is required) more than 30 days after the day on which such payment on the senior debt securities became due or after the full payment was provided for, whichever occurs later, except to the extent the holder thereof would have been entitled to additional amounts on presenting the same for payment on the last day of such period of 30 days;
(v)the holder is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, any senior debt security, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, who would not have been entitled to such additional amounts had it been the holder of such senior debt security; or
(vi)any combination of (i) through (v) above.
Where senior debt securities issued by TPC are held through a participant of an international clearing organization or a financial intermediary (a “Participant”), in order to receive payments free of withholding or deduction by TPC for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, if the relevant beneficial owner is (a) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of TPC) or (b) a Japanese financial institution or a Japanese financial instruments business operator (each, a “Designated Financial Institution”) falling under certain categories prescribed by the Act on Special Taxation Measures, all in accordance with the Act on Special Taxation Measures, such beneficial owner must, at the time of entrusting a Participant with the custody of the relevant senior debt securities, provide certain information prescribed by the Act on Special Taxation Measures (“Interest Recipient Information”) to enable the Participant to establish that such beneficial owner is exempted from the requirement for taxes to be withheld or deducted, and advise the Participant if the beneficial owner ceases to be so exempted (including the case where a beneficial owner that is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of TPC).
Where senior debt securities issued by TPC are not held by a Participant, in order to receive payments free of withholding or deduction by TPC for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, if the relevant beneficial owner is (a) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of TPC) or (b) a Designated Financial Institution, all in accordance with the Act on Special Taxation Measures, such beneficial owner must, prior to each time at which it receives interest, submit to the relevant paying agent a written application for tax exemption (hikazei tekiyo shinkokusho) (a “Written Application for Tax Exemption”) in a form obtainable from the paying agent stating, inter alia, the name and address of the beneficial owner, the title of the senior debt securities, the relevant interest payment date, the amount of interest and the fact that the beneficial owner is qualified to submit the Written Application for Tax Exemption, together with documentary evidence regarding its identity and residence.
By subscribing for the senior debt securities issued by TPC, an investor will be deemed to have represented that it is a beneficial owner that is, (i) for Japanese tax purposes, neither (a) an individual resident of Japan or a Japanese corporation, nor (b) an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of TPC (excluding an underwriter designated in Article 6, Paragraph (12), item 1 of the Act on Special Taxation Measures which purchases unsubscribed portions of the senior debt securities from the other underwriters) or (ii) a Designated Financial Institution.
TPC as a Guarantor
All payments of principal and interest by TPC in its capacity as Guarantor in respect of the senior debt securities issued by TUSFI and guaranteed by TPC shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature, unless such withholding or deduction is required by law or by any such authority. If any such withholding or deduction is imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, TPC shall pay such additional amounts as will result in the receipt by the holders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable with respect to any senior debt securities subject to the Guarantee where:
(i)in respect of any tax, duty, assessment or governmental charge that would not have been so imposed but for the existence of any present or former connection between the holder or beneficial owner of such senior debt security (or between a fiduciary, settlor, beneficiary, member or shareholder of, or holder of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) and Japan (other than a connection arising solely from the ownership of the senior debt securities or the receipt of payments or enforcement of rights in respect thereof), including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or holder of a power) being considered as:
(A)being or having been present or engaged in a trade or business in Japan or having or having had a permanent establishment therein; or
(B)having a current or former relationship with Japan, including a relationship as a citizen or resident or being treated as a resident thereof;
(ii)the holder or beneficial owner failed to provide information about the nationality, residence or identity of the holder or beneficial owner, or to make a declaration or satisfy any information requirements, that the statutes, treaties, regulations or administrative practices of Japan require as a precondition to exemption from all or part of such tax, duty, assessment or governmental charge;
(iii)the senior debt securities are presented for payment (where presentation is required) more than 30 days after the day on which such payment on the senior debt securities became due or after the full payment was provided for, whichever occurs later, except to the extent the holder thereof would have been entitled to additional amounts on presenting the same for payment on the last day of such period of 30 days;
(iv)the holder is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, any senior debt security, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, who would not have been entitled to such additional amounts had it been the holder of such senior debt security; or
(v)any combination of (i) to (iv) above.
TUSFI
All payments of principal and interest by TUSFI in respect of the senior debt securities shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges of whatever nature, unless such withholding or deduction is required by law. If any such withholding or deduction is imposed or levied by or on behalf of the United States, or any political subdivision thereof or any authority therein having power to tax, with respect to payments of principal and interest by TUSFI in respect of the senior debt securities, TUSFI shall pay to the holder of each senior debt security who is a United States Alien such additional amounts (all such amounts being referred to herein with respect to TUSFI as “additional amounts”) as may be necessary so that the net amounts received by that holder after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of such senior debt security in the absence of such withholding or deduction, provided that, no such additional amounts shall be payable in relation to any such withholding or deduction in respect of any senior debt security:
(i)in respect of any tax, duty, assessment or governmental charge that would not have been so imposed but for the existence of any present or former connection between the holder or beneficial owner of such senior debt security (or between a fiduciary, settlor, beneficiary, member or shareholder of, or holder of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) and the United States (other than a connection arising solely from the ownership of the senior debt securities or the receipt of payments or enforcement of rights in respect thereof), including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or holder of a power) being considered as:
(A)being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment therein; or
(B)having a current or former relationship with the United States, including a relationship as a citizen or resident or being treated as a resident thereof;
(ii)in respect of any tax, duty, assessment or governmental charge that would not have been so imposed but for the holder or beneficial owner of the senior debt security (or a fiduciary, settlor, beneficiary, member or shareholder of, or holder of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) being or having been treated as:
(A)a controlled foreign corporation, a passive foreign investment company, a personal holding company or a corporation that has accumulated earnings to avoid U.S. federal income tax or a private foundation or other tax-exempt organization; or
(B)an actual or a constructive “10-percent shareholder” of TUSFI within the meaning of Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended; or
(C)a bank that is described in Section 881(c)(3)(A) of the U.S. Internal Revenue Code of 1986, as amended;
(iii)to any holder or beneficial owner of a senior debt security who is a fiduciary or partnership to the extent that a beneficiary or settlor with respect to such fiduciary or member of such partnership would not have been entitled to the payment of additional amounts had such beneficiary, settlor or member been the holder or beneficial owner of such senior debt security;
(iv)in respect of any tax, duty, assessment or governmental charge that would not have been imposed or withheld but for the failure of the holder or beneficial owner of the senior debt security to comply with applicable certification, identification or information reporting requirements under United States income tax laws concerning the nationality, residence, identity or connection (or lack of connection) with the United States of the holder or beneficial owner, if such compliance is required by United States income tax laws as a precondition to relief or exemption from such tax, duty, assessment or governmental charge; or
(v)in any case that is a combination of any of (i) through (iv) above, provided, further, that no such additional amounts shall be payable with respect to any senior debt security presented for payment more than 30 days after the relevant date (as defined below) except to the extent that the holder thereof would have been entitled to such additional amounts on presenting the same for payment on the last day of such 30-day period assuming that day to have been a business day.
As used in this “—Taxation and Additional Amounts—TUSFI” section, the term “United States Alien” means a person that is not (i) an individual who is a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, other than a U.S. partnership that is not treated as a United States person under any applicable U.S. Treasury regulation, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source of income, or (iv) a trust if (x) a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (y) the trust was in existence on August 20, 1996 and treated as a United States person for U.S. federal income tax purposes prior to such date, and the trust elected to continue to be treated as a United States person for U.S. federal income tax purposes.
As used in this “—Taxation and Additional Amounts—TUSFI” section, the “relevant date” means the date on which any payment in respect of a senior debt security first becomes due, except that, if the full amount of the moneys payable has not been duly received by the trustee on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the holders in accordance with the TUSFI Indenture.
General Provisions
The issuer or the Guarantor, as the case may be, will make any required withholding or deduction of taxes, duties, assessments or governmental charges imposed by a Tax Jurisdiction (as defined below) and will remit the full amount withheld or deducted to the applicable Tax Jurisdiction in accordance with applicable law. The issuer or the Guarantor, as the case may be, will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any tax, duty, assessment or other governmental charge so withheld or deducted from the Tax Jurisdiction imposing such tax, duty, assessment or other governmental charges, and if certified copies are not available, the issuer or the Guarantor, as the case may be, will use reasonable efforts to obtain other evidence satisfactory to the trustee. The trustee shall make such certified copies or other evidence available to the securityholders or the beneficial owners of the senior debt securities upon reasonable written request to the trustee.
At least 10 days prior to the first interest payment date on the senior debt securities on which the issuer or the Guarantor, as the case may be, would be required to pay additional amounts, and at least 10 days prior to each principal or subsequent interest payment date with respect to such senior debt securities if there has been any change with respect to the matters set forth in the previously provided officer’s certificate or Guarantor officer’s certificate, the issuer or the Guarantor, as the case may be, will furnish the trustee and the paying agent, if other than the trustee, with an officer’s certificate or Guarantor officer’s certificate instructing the trustee and such paying agent as to the amount required to be deducted or withheld on such payments to the holders of senior debt securities and indicating that the issuer or the Guarantor, as the case may be, will pay to the trustee or such paying agent the additional amounts required by the applicable indenture.
The obligation to pay additional amounts shall not apply to (i) any estate, inheritance, gift, excise, sales, transfer, personal property or any similar tax, duty, assessment, fee or other governmental charge or (ii) any tax, duty, assessment, fee or other governmental charge that is payable otherwise than by deduction or withholding from payments of principal of or interest on the senior debt securities or the Guarantee; provided that, except as otherwise set forth in the senior debt securities and the applicable indenture, the issuer and the Guarantor, as the case may be, shall pay all stamp, court or documentary taxes or any other excise, property or similar taxes, charges or levies and other duties, if any, which may be imposed by a Tax Jurisdiction, with respect to such indenture or as a consequence of the issuance, execution, delivery or registration of the senior debt securities and the Guarantee.
Whenever in the relevant indenture, the senior debt securities or the Guarantee there is mentioned, in any context, the payment of the principal of, or interest on, or in respect of, any senior debt security or the Guarantee, such mention shall be deemed to include the payment of additional amounts provided for in such indenture, to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of such indenture, and express mention of the payment of additional amounts (if applicable) in any provisions hereof or thereof shall not be construed as excluding additional amounts in other provisions hereof or thereof where such express mention is not made.
For the avoidance of doubt, none of TPC, TUSFI, the trustee, any paying agent or any other person shall be required to pay any additional amounts with respect to any withholding or deduction imposed on or in respect of any senior debt security pursuant to Sections 1471 to 1474 of the Internal Revenue Code of 1986, as amended, commonly referred to as FATCA, any treaty, law, regulation or other official guidance implementing FATCA, or any agreement between TPC, TUSFI, the trustee, a paying agent or any other person and the United States, any other jurisdiction, or any authority of any of the foregoing implementing FATCA. References to principal or interest in respect of the senior debt securities shall be deemed to include any additional amounts due which may be payable as set forth in the senior debt securities and the applicable indenture.
“Tax Jurisdiction” as used in this prospectus means the United States or any political subdivision or any authority thereof or therein having power to tax in the case of payments by TUSFI (or any successor entity), and Japan or any political subdivision or any authority thereof or therein having power to tax in the case of payments by TPC (or any successor entity).

Optional Tax Redemption
Any series of senior debt securities may be redeemed at any time, at the option and sole discretion of the issuer, in whole, but not in part, and upon giving not less than 30 nor more than 60 days’ notice of redemption to the trustee and the holders (which notice shall be irrevocable), at the principal amount of such series of senior debt securities together with interest accrued to the date fixed for redemption and any additional amounts thereon, if the issuer of such senior debt securities or the Guarantor in the case of senior debt securities issued by TUSFI has been or will be obliged to pay any additional amounts with respect to such series as a result of (a) any change in, or amendment to, the laws or regulations of a Tax Jurisdiction or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the issuance of such senior debt securities or (b) after the completion of any Succession Event (as defined below), any change in, or amendment to, the laws or regulations of the jurisdiction of the succeeding entity or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of such Succession Event, and in either case such obligation cannot be avoided through the taking of reasonable measures available to the issuer (or, if applicable, the Guarantor) or the succeeding entity, as the case may be (an “Additional Amounts Event”).
Prior to the publication of any notice of such redemption, the issuer shall deliver to the trustee (i) a certificate signed by a responsible officer stating that the conditions precedent to its right to so redeem have been fulfilled and (ii) an opinion of independent legal advisors of recognized standing confirming that an Additional Amounts Event has occurred. The trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the holders.
No notice of redemption for an Additional Amounts Event shall be given sooner than 90 days prior to the earliest date on which the issuer would actually be obliged to pay such additional amounts on payment with respect to the senior debt securities.
Events of Default and Rights of Acceleration
The Indentures provide holders of the senior debt securities with certain remedies if the issuer or, if applicable, the Guarantor, fails to perform specific obligations, such as making payments on the senior debt securities, or if the issuer or, if applicable, the Guarantor, becomes subject to certain bankruptcy or insolvency events. Holders of the senior debt securities should review the applicable indenture and understand what constitutes an event of default and what does not.
An event of default with respect to a series of senior debt securities is defined under the Indentures as any one or more of the following events having occurred:
(a)The issuer (and, if applicable, the Guarantor) defaults for more than seven days in the payment of principal when due or for more than 30 days in the payment of interest in respect of any of the senior debt securities of such series and, if applicable, the Guarantee;
(b)The issuer (or, if applicable, the Guarantor) defaults in the performance or observance of any covenant, condition or provision contained in the senior debt securities of such series or in the applicable indenture for a period of 90 days after written notification requesting that the issuer (or, if applicable, the Guarantor) remedies such default shall first have been given to the issuer (or, if applicable, the Guarantor) (and to the trustee in the case of notice by the holders referred to below) by the trustee or holders of at least 25% in principal amount of the then outstanding senior debt securities of such series;
(c)The issuer (or, if applicable, the Guarantor) becomes bound as a consequence of a default by it in its obligations in respect of any indebtedness for borrowed moneys having a total principal amount then outstanding of at least $200,000,000 (or its equivalent in any other currency or currencies) contracted or incurred by the issuer (or, if applicable, the Guarantor) prematurely to repay the same, or the issuer (or, if applicable, the Guarantor) has defaulted in the repayment of any such indebtedness contracted or incurred by the issuer (or, if applicable, the Guarantor) at the later of the maturity thereof or the expiration of any applicable grace period therefor, or the issuer (or, if applicable, the Guarantor) has failed to pay when properly called upon to do so, and after the expiration of any applicable grace period, any guarantee contracted or incurred by the issuer (or, if applicable, the Guarantor) of any such indebtedness in accordance with the terms of any such guarantee; provided, however, that, prior to any judgment, if the issuer (or, if applicable, the Guarantor) cures any such default under such indebtedness, or it is waived by the holders of such indebtedness, in each case as may be permitted under the terms of such indebtedness, then such event of default shall be deemed to have been thereupon cured or waived;
(d)A final and non-appealable order of a court of competent jurisdiction is made or an effective resolution of the issuer (or, if applicable, the Guarantor) is passed for winding-up or dissolution of the issuer (or, if applicable, the Guarantor) except for the purposes of or pursuant to a consolidation, amalgamation, merger or reconstruction under which the continuing corporation or the corporation formed as a result thereof effectively assumes the entire obligations of the issuer (or, if applicable, the Guarantor) under the applicable indenture in relation to the senior debt securities of such series;
(e)In the case of the TUSFI Indenture, the Guarantee contained therein is held to be unenforceable or invalid in a judicial proceeding, or is claimed in writing by either the issuer or the Guarantor not to be valid and enforceable, or the Guarantee is denied or disaffirmed in writing by either the issuer or the Guarantor;
(f)An encumbrancer shall have taken possession, or a trustee or receiver shall have been appointed, in bankruptcy, civil rehabilitation, reorganization or insolvency of the issuer (or, if applicable, the Guarantor), of all or substantially all of the assets and undertakings of the issuer (or, if applicable, the Guarantor) and such possession or appointment shall have continued undischarged and unstayed for a period of 60 days;
(g)The issuer (or, if applicable, the Guarantor) stops payment (within the meaning of applicable bankruptcy law) or (otherwise than for the purposes of such a consolidation, amalgamation, merger or reconstruction) cease to carry on business or is unable to pay its debts generally as and when they fall due;
(h)A decree or order by any court having jurisdiction shall have been issued adjudging the issuer (or, if applicable, the Guarantor) bankrupt or insolvent, or approving a petition seeking with respect to its reorganization or liquidation under applicable bankruptcy, civil rehabilitation, reorganization or insolvency law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days;
(i)The issuer (or, if applicable, the Guarantor) initiates or consents to proceedings relating to it under applicable bankruptcy, civil rehabilitation, reorganization or insolvency law or shall make a conveyance or assignment for the benefit of, or shall enter into any composition with, its creditors generally; or
(j)Any other event of default provided for in a supplemental indenture to the applicable indenture or in the applicable senior debt securities, as may be specified in the applicable prospectus supplement or free writing prospectus.
Under the Indentures, the trustee shall be required to give notice by mail or in accordance with the procedures of the relevant clearing system or depositary to the holders of the relevant series of the senior debt securities of all defaults known to the trustee that have occurred with respect to such series. The trustee shall be required to transmit the notice within 90 days of such occurrence of an event of default, unless the defaults have been cured before transmission of such notice.
The Indentures provide that if an event of default with respect to a series of senior debt securities occurs and is continuing, then in every such case (other than an event of default specified in (h) or (i) above) the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of each affected series may declare the principal amount of all of the senior debt securities of such affected series to be due and payable immediately, by a notice in writing to the issuer (and, if applicable, the Guarantor) (and to the trustee if given by holders), and upon any such declaration such principal amount shall become immediately due and payable. Notwithstanding the foregoing, in the case of an event of default arising under subsection (h) or (i) above with respect to the issuer (or, if applicable, the Guarantor), the principal of and interest on all outstanding senior debt securities will become immediately due and payable without further action or notice.

Waiver of Default
The holders of a majority in aggregate principal amount of the outstanding senior debt securities of all affected series then outstanding under the applicable indenture relating to such senior debt securities (voting together as a single class) also have the right to waive any past event of default and its consequences, except a default in the payment of the principal of or interest on any senior debt securities or a default in respect of a covenant or a provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each senior debt security affected thereby.
Merger, Consolidation, Sale or Disposition
The Indentures provide that the issuer and, if applicable, the Guarantor may not merge or consolidate into any other corporation, entity or person (if it is not the continuing entity), or sell, lease or dispose of its properties and assets substantially as an entirety (including by way of a corporate split or similar arrangement), whether as a single transaction or a number of transactions, related or not, to any other corporation, entity or person unless:
•the corporation, entity or person assumes or succeeds its obligations under all series of the senior debt securities and the applicable indenture (and, if such corporation, entity or person is organized in a jurisdiction other than a Tax Jurisdiction, agrees to pay any additional amounts in respect of any taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the jurisdiction of such corporation, entity or person, or any authority therein or thereof having power to tax, corresponding to the obligation to pay additional amounts as described under “—Taxation and Additional Amounts” substituting such jurisdiction for references to “Japan” or “United States,” as the case may be), and
•after giving effect thereto, no event of default with respect to any series of the senior debt securities under the applicable indenture shall have occurred and be continuing (such permitted transaction, a “Succession Event”).
Negative Pledge
So long as any senior debt securities under the Indentures remain outstanding, the issuer and, if applicable, the Guarantor will not, and will procure that none of their respective Principal Subsidiaries (as defined below) will, create or permit to subsist any Lien (as defined below) on any of its, or, as the case may be, such Principal Subsidiaries’, property, assets or revenues, present or future, to secure, for the benefit of the holders of Public External Indebtedness (as defined below), payment of any sum owing in respect of any such Public External Indebtedness, any payment under any guarantee of any such Public External Indebtedness or any payment under any indemnity or other like obligation relating to any such Public External Indebtedness, unless contemporaneously therewith effective provision is made to secure all senior debt securities under the applicable indenture equally and ratably with such Public External Indebtedness with a similar Lien on the same property, assets or revenues securing such Public External Indebtedness for so long as such Public External Indebtedness are secured by such Lien.
“Principal Subsidiary” means any subsidiary (i) whose revenue, as shown by the latest audited financial statements of such subsidiary, constitute at least 10% of the consolidated revenue of its parent company and its consolidated subsidiaries as shown by its parent company’s latest audited consolidated financial statements or (ii) whose gross assets, as shown by the latest audited financial statements of such subsidiary, constitute at least 10% of the gross assets of its parent company and its consolidated subsidiaries as shown on its parent company’s latest audited consolidated financial statements.
“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset and any other right of or arrangement with any creditor to have its claims satisfied out of any property or assets, or the proceeds therefrom, prior to any general creditor of the owner thereof.
“Public External Indebtedness” means bonds, debentures, notes or other similar investment securities of the issuer, the Guarantor (if applicable), or any other person evidencing indebtedness with a maturity of not less than one year from the issue date thereof, or any guarantees thereof, which are (a) either (i) by their terms payable, or confer a right to receive payment, in any currency other than Japanese yen or (ii) denominated in Japanese yen and more than 50% of the aggregate principal amount thereof is initially distributed outside of Japan by or with the authorization of the issuer thereof; and (b) for the time being, or are intended to be, quoted, listed, ordinarily dealt in or traded, in each case primarily, on a stock exchange or over-the-counter or other securities market outside Japan.
Paying Agents
Whenever the issuer (or, if applicable, the Guarantor) appoints a paying agent to make payments required under the Indentures and the relevant series of senior debt securities, such paying agent will hold all sums received by it for the payment of the principal and interest on the securities in trust for the benefit of the holders of the senior debt securities and will make payments to such holders as provided for in the applicable indenture and the senior debt securities.
Indemnification of Judgment Currency
The issuer (and, if applicable, the Guarantor) will indemnify each holder of a senior debt security to the full extent permitted by applicable law against any loss incurred by the holder as a result of any judgment or order being given or made for any amount due under such senior debt security and such judgment or order being expressed and paid in a currency, referred to as judgment currency, other than U.S. dollars or euros, as the case may be, and as a result of any variation as between (a) the rate of exchange at which the U.S. dollar or euro, as the case may be, is converted into the judgment currency for the purpose of the judgment or order and (b) the spot rate of exchange in The City of New York, in the case of U.S. dollars, and London, in the case of euros, at which the holder on the date that payment is made pursuant to the judgment or order is able to purchase U.S. dollars or euros, as the case may be, with the amount of the judgment currency actually received by the holder.
Satisfaction and Discharge
The issuer (and, if applicable, the Guarantor) may terminate its respective obligations under the applicable indenture (except as to any surviving rights of registration of transfer or exchange of senior debt securities expressly provided for in the applicable indenture) when:
(1)either: (A) all senior debt securities theretofore authenticated and delivered have been delivered to the trustee for cancellation; or (B) all such senior debt securities not theretofore delivered to the trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their maturity date within one year, or (iii) are to be called for redemption under the applicable indenture within one year; and the issuer (or, if applicable, the Guarantor), in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the trustee as trust funds in trust for such purpose money in an amount sufficient to pay and discharge the entire indebtedness on such senior debt securities not theretofore delivered to the trustee for cancellation, for principal and interest to the date of such deposit (in the case of senior debt securities which have become due and payable) or to the date of redemption, as the case may be;
(2)the issuer (or, if applicable, the Guarantor) has paid or caused to be paid or made provision satisfactory to the trustee for the payment of all other sums payable under the applicable indenture by it; and
(3)the issuer (or, if applicable, the Guarantor) has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the applicable indenture have been complied with.
Modification and Waiver
Modification and amendment of the senior debt securities of any series and the Indentures may be made by the issuer, the Guarantor (if applicable) and the trustee with the written consent of the holders of not less than a majority of the aggregate principal amount of the outstanding senior debt securities of each affected series; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding senior debt security affected thereby:
(i)change the maturity date of the principal or payment date of any interest or change any obligation of the issuer (or, if applicable, the Guarantor) to pay any additional amounts;
(ii)reduce the principal amount of, or rate of interest on, any senior debt securities;
(iii)change the redemption date or price at which senior debt securities are redeemed;
(iv)affect the rights of holders of less than all the outstanding senior debt securities;
(v)change the place of payment where, or the coin or currency in which, any note or interest thereon is payable; or
(vi)impair the right of a holder to institute suit for the enforcement of any payment on or with respect to any senior debt securities on or after the date when due;
provided, further, that no such modification may, without the consent of the holders of all senior debt securities of the affected series outstanding at the time, alter the respective percentages of outstanding senior debt securities necessary, pursuant to the applicable indenture, to modify the terms of the senior debt securities, waive past defaults or accelerate the payment of the principal amount of the senior debt securities.
It shall not be necessary for any act of holders under the relevant section of the applicable indenture to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act shall approve the substance thereof.
Notwithstanding the foregoing, without the consent of any affected holders of the senior debt securities, the issuer, the Guarantor (if applicable) and the trustee, at any time and from time to time, may enter into one or more indentures supplemental to the applicable indenture, in form satisfactory to the trustee, for any of the following purposes:
(i)to evidence the succession of another corporation, entity or person to the issuer (or, if applicable, the Guarantor) and the assumption by any such successor of covenants of the issuer (or, if applicable, the Guarantor) in the applicable indenture and the senior debt securities;
(ii)to add to covenants of the issuer (or, if applicable, the Guarantor) or to surrender any right or power in the applicable indenture conferred upon the issuer (or, if applicable, the Guarantor) for the benefit of the holders of the senior debt securities;
(iii)to evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee;
(iv)to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be defective or inconsistent with any other provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under the applicable indenture, provided that such action shall not adversely affect the interests of the holders of the senior debt securities in any material respect;
(v)to make any other change that does not adversely affect the interests of the holders of the senior debt securities in any material respect; or
(vi)to comply with requirements of the SEC in order to effect or maintain the qualification hereof under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The Trustee
Unless otherwise specified in connection with a particular offering of senior debt securities, The Bank of New York Mellon will serve as the trustee.
Any trustee appointed pursuant to the Indentures will have and will be subject to all of the duties and responsibilities under the relevant indenture and those with respect to an indenture trustee under the Trust Indenture Act.
The Indentures provide that during the existence of an event of default with respect to the senior debt securities, the trustee will exercise the rights and powers vested in it by the applicable indenture, and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. In the absence of an event of default with respect to the senior debt securities, the trustee need only perform the duties specifically set forth in the applicable indenture or in the Trust Indenture Act.
The Indentures and the Trust Indenture Act contain limitations on the rights of the trustee under the Indentures, should it be or become a creditor of the issuer (or, if applicable, the Guarantor), to obtain payment of claims. The trustee is not precluded from engaging in other transactions, provided that if it has or acquires any conflicting interest, as defined in Section 310(b) of the Trust Indenture Act, it must eliminate such conflict or resign.
The trustee will be under no obligation to exercise any rights or powers vested in it by the Indentures at the request or direction of any holder, unless such holders have offered to the trustee security and/or indemnity satisfactory to it against the costs, expenses (including the properly incurred fees and expenses of its counsel) and liabilities which might be incurred by it in compliance with such request or direction.
Successor Trustee
Any successor trustee appointed pursuant to the terms of either indenture shall have a combined capital and surplus of not less than $50,000,000 and shall be a bank or trust company organized and doing business under the laws of the United States or of the State of New York, in good standing and having an office in the Borough of Manhattan, The City of New York. No person may accept its appointment as a successor trustee unless at the time of such acceptance such successor trustee is qualified and eligible under the applicable indenture and the applicable provisions of the Trust Indenture Act.
Repayment of Funds
The indentures provide that any money deposited by the issuer (or, if applicable, the Guarantor) with the trustee or a paying agent in trust for payment of principal of or interest and any additional amounts on any senior debt securities which remains unclaimed for two years after such principal, interest or additional amounts have become due and payable and paid to the trustee shall, upon written request by the issuer (or, if applicable, the Guarantor), be repaid to it and all liability of the trustee or such paying agent with respect to such payments will cease, and to the extent permitted by law, the holder of that note shall thereafter look only to the issuer (or, if applicable, the Guarantor) for payment thereof as a general unsecured creditor.
Governing Law; Consent to Jurisdiction and Service of Process; Communications
The Indentures (including, if applicable, the Guarantee) and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
The issuer (and, if applicable, the Guarantor) have irrevocably submitted to the non-exclusive jurisdiction of the courts of any New York State or United States federal court sitting in the Borough of Manhattan, The City of New York with respect to any action that may be brought in connection with the Indentures or the senior debt securities. As long as any of the senior debt securities remain outstanding, TPC will at all times have an authorized agent upon whom process may be served in any action arising out of or relating to the Indentures or the senior debt securities. TPC has appointed or will appoint Takeda Pharmaceuticals U.S.A., Inc. as its agent for such purpose.

The Indentures provide that if any holder of senior debt securities applies in writing to the trustee for information for the purpose of communicating with other holders of the senior debt securities, the trustee must, upon satisfaction of certain conditions by such applicant, either afford such applicant access to such information or mail copies of the communication prepared by such applicant to the registered holders of the senior debt securities, at the expense of such applicant.
Limitation on Suits
Other than the right to institute a suit for the enforcement of the payment of principal of, or interest on (including, in each case, any additional amounts, if applicable), any senior debt securities after the applicable due date specified in the senior debt securities, no holder of any senior debt securities has any right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or trustee, or for any other remedy under the applicable indenture, unless:
•such holder has previously given written notice to the trustee of a continuing event of default;
•the holders of not less than 25% in aggregate principal amount of the senior debt securities of each affected series shall have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee;
•such holder or holders have offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;
•the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
•no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the senior debt securities of each affected series.
Undertaking for Costs
The Indentures provide that in any suit for the enforcement of any right or remedy under the applicable indenture or against the trustee for any action taken, suffered or omitted by it as trustee, other than a suit instituted by the issuer, the Guarantor (if applicable), the trustee, a holder or group of holders holding more than 10% in aggregate principal amount of the outstanding senior debt securities of a series, or by any holder for the enforcement of the payment of the principal of or interest on any outstanding note on or after the due date expressed in such note, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit.
Form, Book-entry and Transfer
Each series of senior debt securities will be issued in fully registered form without coupons. No service charge will be made for any registration of transfer or exchange of the senior debt securities, but the issuer (or, if applicable, the Guarantor) may require payment of a sum sufficient to cover any tax or government charge payable in connection therewith.
The issuer will cause to be maintained offices or agencies (each, a “transfer agent”) where the senior debt securities may be presented for registration of transfer or for exchange.
The issuer will cause to be kept for the senior debt securities a register in which, subject to such reasonable regulations as it may prescribe, the issuer will provide for the registration of such senior debt securities and registration of transfers of such securities. The issuer, the Guarantor (if applicable), the trustee and any agent of the issuer, the Guarantor (if applicable) or the trustee may treat the person in whose name any senior debt security is registered as the absolute owner of such senior debt security for all purposes and none of them shall be affected by any notice to the contrary. At the option of the registered holder of a senior debt security, subject to the restrictions contained in the senior debt securities and in the relevant indenture, such senior debt security may be transferred or exchanged for a like aggregate principal amount of senior debt security of the same series of different authorized denominations, upon surrender for exchange or registration of transfer, at the trustee’s office. Any senior debt security surrendered for exchange or presented for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the issuer and the trustee, duly executed by the holder thereof or its attorney duly authorized in writing. Senior debt securities issued upon any such transfer will be executed by the issuer, endorsed by the Guarantor and authenticated by or on behalf of the trustee, registered in the name of the designated transferee or transferees and delivered at the trustee’s office or mailed, at the request, risk and expense of, and to the address requested by, the designated transferee or transferees.
The issuer may vary or terminate the appointment of any transfer agent, or appoint additional or other transfer agents or approve any change in the office through which any transfer agent acts. The issuer will cause notice of any resignation, termination or appointment of the trustee or any transfer agent, and of any change in the office through which any transfer agent will act, to be provided to holders of the senior debt securities.
Global Securities
The senior debt securities will be initially represented by one or more global certificates in fully registered form without interest coupons, or the global securities. The global securities will be deposited upon issuance with a custodian for The Depository Trust Company (“DTC”) and registered in the name of DTC or its nominee. Beneficial interests in the global securities may be held only through DTC (or any successor clearing system that holds global securities) and its participants, including Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”). Each of DTC, Euroclear and Clearstream is referred to as a depositary.
Beneficial interests in the global securities will be shown on, and transfers thereof will be effected only through, records maintained by the depositaries and their participants. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Accordingly, the sole holder of the senior debt securities represented by the global securities will at all times be DTC or its nominee (or a successor of DTC or its nominee), and voting and other consensual rights of holders of the senior debt securities will be exercisable by beneficial owners of the senior debt securities only indirectly through the rules and procedures of the depositaries from time to time in effect. Beneficial interests in the global securities may not be exchanged for definitive senior debt securities except in the limited circumstances described below under “-Exchanges of Global Securities for Definitive Senior Debt Securities.”
Exchanges of Global Securities for Definitive Senior Debt Securities
A beneficial interest in a global security may not be exchanged for a definitive senior debt security unless (i) DTC notifies the issuer that it is unwilling or unable to continue as depositary for such global security or has ceased to be qualified to act as such as required by the Indentures, and the issuer does not appoint a successor depositary within 90 days or (ii) there shall have occurred and be continuing an event of default with respect to the senior debt securities. All definitive senior debt securities issued in exchange for a global security or any portion thereof shall be registered in such names as DTC shall direct.
Depositary Procedures
As long as DTC or its nominee is the registered holder of global securities, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the senior debt security represented by such global securities for all purposes under the relevant indenture and the senior debt security, and, accordingly, the issuer’s (and, if applicable, the Guarantor’s) obligations under the senior debt securities represented by such global securities are to DTC or its nominee, as the case may be, as the registered holder of such senior debt securities, and not to the holders of beneficial interests in such senior debt securities.
Transfer of beneficial interests in the global securities will be subject to the applicable rules and procedures of the depositaries and their respective direct or indirect participants, which may change from time to time.

DTC
DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among participants in deposited securities through electronic book-entry charges to accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Certain of those participants (or other representatives), together with other entities, own DTC. The rules applicable to DTC and its participants are on file with the SEC.
Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect DTC participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of DTC participants and indirect DTC participants. DTC has also advised that, pursuant to its established procedures, upon deposit of the global securities, DTC will credit the accounts of DTC participants designated by the initial purchasers with portions of the principal amount of such global securities and ownership of such interests in the global securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to DTC participants) or by DTC participants and indirect DTC participants (with respect to other owners of beneficial interests in the global securities).
Investors in the senior debt securities may hold their interests therein directly through DTC if they are participants in such system, or indirectly through DTC participants. All interests in a global security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global security to such persons will be limited to that extent. Because DTC can act only on behalf of DTC participants, which in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having beneficial interests in global securities to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. See “—Global Securities—Exchanges of Global Securities for Definitive Senior Debt Securities.”
Except as described above under “—Global Securities-Exchanges of Global Securities for Definitive Senior Debt Securities,” owners of interests in global securities will not have senior debt securities registered in their name, will not receive physical delivery of senior debt securities and will not be considered the registered owners or holders thereof for any purpose.
Payments in respect of global securities registered in the name of DTC or its nominee will be payable by the paying agent for the relevant senior debt securities to DTC or to the order of its nominee as the registered owner of the global securities. The paying agent will treat the persons in whose names the global securities are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the issuer, the Guarantor (if applicable) nor any of their respective agents has or will have any responsibility or liability for any aspect of DTC’s records or any DTC participant’s or indirect DTC participant’s records relating to or payments made on account of beneficial ownership interests in the global securities, or for maintaining, supervising or reviewing any of DTC’s records or any DTC participant’s or indirect DTC participant’s records relating to the beneficial ownership interests in global securities or any other matter relating to the actions and practices of DTC or any of DTC participants or indirect DTC participants.
DTC has advised that its current practice is to credit the accounts of the relevant DTC participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Payments by the DTC participants and the indirect DTC participants to the beneficial owners of senior debt securities will be governed by standing instructions and customary practices, will be the responsibility of the DTC participants or the indirect DTC participants and will not be the responsibility of DTC or the issuer (or, if applicable, the Guarantor). The issuer, the relevant paying agent and, if applicable, the Guarantor may conclusively rely upon and will be protected in relying upon instructions from DTC or its nominee for all purposes.
DTC has advised that it will take any action permitted to be taken by a holder of senior debt securities only at the direction of one or more DTC participants to whose account with DTC interests in the senior debt securities are credited. However, DTC reserves the right to exchange the global securities for legended definitive senior debt securities and to distribute such legended senior debt securities to DTC participants.
The information in this section concerning DTC and its book-entry systems has been obtained from sources believed to be reliable, but the issuer (and, if applicable, the Guarantor) takes no responsibility for the accuracy thereof. Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global securities among DTC participants, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. The issuer (and, if applicable, the Guarantor) will not have any responsibility for the performance by DTC, DTC participants or indirect DTC participants of their respective obligations under the rules and procedures governing their operations.
Euroclear
Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV, under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not with Euroclear Clearance Systems. Euroclear Clearance Systems establishes policies for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the initial purchasers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is licensed, regulated and examined by the Belgian Banking and Finance Commission.
Securities clearance accounts and cash accounts with Euroclear are governed by the terms and conditions governing use of, and the related operating procedures of, Euroclear and applicable Belgian law, which are referred to collectively as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, and withdrawals of securities and cash from Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear acts under the terms and conditions only on behalf of Euroclear participants and has no record of, or relationship with, persons holding through Euroclear participants.
Clearstream
Clearstream is incorporated as a bank under Luxembourg law. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.
As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. In the United States, Clearstream participants are limited to securities brokers and dealers. Clearstream participants may include the initial purchasers. Other institutions that maintain a custodial relationship with a Clearstream participant may obtain indirect access to Clearstream.

Transfers among DTC, Clearstream and Euroclear
Transfers between DTC participants will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.
Subject to compliance with the transfer restrictions applicable to the debt securities, cross-market transfers between persons holding, directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the European depositaries.
Because of time zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a person that does not hold the senior debt securities through Euroclear or Clearstream will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.
Limitation on Responsibilities
Although the foregoing sets out the procedures of the depositaries established in order to facilitate the transfer of interests in the global securities among their participants, none of the depositaries is under any obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.
DTC, Euroclear and Clearstream have no knowledge of the actual beneficial owners of interests in a global security. DTC’s records reflect only the identity of the DTC participants to whose accounts those global securities are credited, which may or may not be the beneficial owners of interests in a global security. Similarly, the records of Euroclear and Clearstream reflect only the identity of the Euroclear or Clearstream participants to whose accounts global securities are credited, which also may or may not be the beneficial owners of interests in a global security. DTC, Euroclear and Clearstream participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
None of the issuer, the Guarantor (if applicable), or any underwriters of the senior debt securities, nor any of its or their respective agents will have any responsibility for the performance by any depositary or their respective participants of their respective obligations under the rules and procedures governing their operations.
Other Clearing Systems
The issuer may choose any other clearing system for a particular series of senior debt securities. The clearance and settlement procedures for the clearing system it chooses will be described in the applicable prospectus supplement or free writing prospectus.

TAXATION
The material Japanese tax and U.S. federal income tax consequences relating to the purchase and ownership of the senior debt securities offered by this prospectus will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
General
We may sell senior debt securities:
•to or through underwriting syndicates represented by managing underwriters;
•through one or more underwriters without a syndicate for them to offer and sell to the public;
•through the issuance of subscription rights to our existing securityholders;
•through dealers or agents;
•to investors directly in negotiated sales or in competitively bid transactions; and
•through a combination of any of the foregoing methods of sale.
Any underwriter or agent involved in the offer and sale of any series of the senior debt securities will be named in the prospectus supplement.
The prospectus supplement for each series of senior debt securities will describe:
•the terms of the offering of these senior debt securities, including the name or names of any agent or agents or the name or names of any underwriters;
•the public offering or purchase price;
•any discounts and commissions to be allowed or paid to any agents or underwriters and all other items constituting underwriting compensation;
•any securities exchanges on which the senior debt securities may be listed;
•any discounts and commissions to be allowed or paid to dealers; and
•other specific terms of the particular offering or sale.
If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the senior debt securities that we will offer. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase these senior debt securities will be subject to conditions. The underwriters will be obligated to purchase all of the senior debt securities if any are purchased.
The senior debt securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these senior debt securities for whom they may act as agent. Underwriters may sell these senior debt securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We may authorize underwriters to solicit offers by institutions to purchase the senior debt securities subject to the underwriting agreement from us, at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell senior debt securities under these delayed delivery contracts, the prospectus supplement will state the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

In connection with underwritten offerings of the senior debt securities offered by this prospectus and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the senior debt securities offered by this prospectus at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.
•A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.
•A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.
•A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered senior debt securities originally sold by the syndicate member are purchased in syndicate covering transactions.
These transactions may be effected on an exchange or automated quotation system, if the senior debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities or to continue these activities if commenced.
Senior debt securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the senior debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements or omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or affiliates in the ordinary course of business.
Each series of senior debt securities offered by this prospectus will be a new issue of senior debt securities and will have no established trading market. Any underwriters to whom offered senior debt securities are sold for public offering and sale may make a market in the offered senior debt securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. The senior debt securities offered by this prospectus may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for any senior debt securities offered by this prospectus.

LEGAL MATTERS
In connection with particular offerings of the senior debt securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Sullivan & Cromwell LLP as to matters of United States federal law and New York State law and by Nishimura & Asahi (Gaikokuho Kyodo Jigyo) as to matters of Japanese law, and for any underwriters or agents by Simpson Thacher & Bartlett LLP or other counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Takeda Pharmaceutical Company Limited and its subsidiaries as of March 31, 2025 and 2024 and for each of the years in the three-year period ended March 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2025, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG AZSA LLC, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG AZSA LLC’s address is AZSA Center Building, 1-2, Tsukudo-cho, Shinjuku-ku, Tokyo 162-8551, Japan.
ENFORCEMENT OF CIVIL LIABILITIES
TPC is a joint stock corporation incorporated under the laws of Japan. Many of its directors and executive officers are residents of countries other than the United States. Although some of TPC’s affiliates have substantial assets in the United States, substantially all of the assets of TPC are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States or elsewhere outside Japan upon TPC or its directors and executive officers or to enforce against it or such persons judgments obtained in the United States courts or elsewhere, whether or not predicated upon the civil liability provisions of the United States securities laws or other laws of the United States or any state thereof. Nishimura & Asahi (Gaikokuho Kyodo Jigyo), our Japanese counsel, has advised us that, in original actions or in actions for enforcement of judgments of U.S. federal or state courts brought before Japanese courts, there is in general doubt as to the enforceability of liabilities based solely on U.S. federal and state securities laws.
TPC’s agent for service of process is Takeda Pharmaceuticals U.S.A., Inc. (or any successor thereto).

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8. Indemnification of Directors and Officers
Takeda Pharmaceutical Company Limited
Article 330 of the Companies Act make the provisions of Section 10, Chapter 2, Book III of the Civil Code of Japan (the “Civil Code”), applicable to the relationship between Takeda and its directors. Section 10 of the Civil Code, among other things, provides in effect that:
(1)Any director of a company may demand advance payment of expenses which are considered necessary for the management of the affairs of such company entrusted to him or her;
(2)If a director of a company has defrayed any expenses which are considered necessary for the management of the affairs of such company entrusted to him or her, he or she may demand reimbursement therefor and interest thereon after the date of payment from such company;
(3)If a director of a company has assumed an obligation necessary for the management of the affairs of such company entrusted to him or her, he or she may require such company to perform it in his or her place or, if it is not due, to furnish adequate security; and
(4)If a director of a company, without any fault on his or her part, sustains damage through the management of the affairs of such company entrusted to him or her, he or she may demand compensation therefor from such company.
In accordance with Article 427, Paragraph 1 of the Companies Act and Takeda’s Articles of Incorporation, Takeda has entered into an agreement with our non-executive directors, which limit the maximum amount of their respective liabilities to Takeda to the minimum amount stipulated by applicable laws and regulations, so long as those directors act in good faith and without gross negligence in performing their duties.
Further, pursuant to Article 426, paragraph 1 of the Companies Act and our Articles of Incorporation, Takeda may exempt, by resolution of the board of directors, our directors from liabilities to Takeda arising in connection with their failure to perform their duties in good faith and without gross negligence, within the limits stipulated by applicable laws and regulations.
Takeda anticipates that any underwriting agreements and distribution agreements it will enter into in connection with the issuance of its securities will provide for indemnification of Takeda and its controlling persons against certain liabilities under the Securities Act.
Takeda has in place a directors and officers liability insurance policy, which indemnifies its directors and officers against liability arising from certain acts performed or omission thereof in their respective capacities.
Takeda U.S. Financing, Inc.
Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director or officer of such corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.
Article 11 of Takeda U.S. Financing’s Certificate of Incorporation currently provides:
“To the fullest extent permitted by applicable law, the Corporation is authorized to indemnify (and advance expenses to) its directors, officers, employees and agents (and any other persons to which the General Corporation

Law of the State of Delaware permits the Corporation to provide indemnification) through bylaw provisions, agreements with such directors, officers, employees, agents or other persons, vote of stockholders or disinterested directors or otherwise.”
Article VI of Takeda U.S. Financing’s Bylaws currently provides:
“Section 6.3 Indemnification of Directors and Officers. The corporation may indemnify any person who is or was a director, officer, employee or agent of the corporation or who is or has served at the request of the corporation as a director, office, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the Delaware General Corporation Law as in effect at the time of adoption of these bylaws or as amended from time to time. The foregoing shall not be exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.”
Item 9. Exhibits
The exhibits to this registration statement are listed in the Exhibit Index below.
Item 10. Undertakings
Each of the undersigned registrants (each a “Registrant” and together the “Registrants”) hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant(s) pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that a Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
(5)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the relevant undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and
(iv)Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.
(7)That, for purposes of determining any liability under the Securities Act of 1933, each filing of Takeda’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(8)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description
1.1
Form of Underwriting Agreement for Senior Debt Securities issued by TPC (incorporated by reference to Exhibit 1.1 to the Registration Statement on Form F-3 of Takeda Pharmaceutical Company Limited filed with the Commission on June 26, 2024).

1.2	Form of Underwriting Agreement for Senior Debt Securities issued by TUSFI and guaranteed by TPC.
4.1
Indenture, dated as of July 9, 2020, between Takeda Pharmaceutical Company Limited and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 6-K furnished to the Commission by the Company on July 9, 2020).

4.2
Form of Indenture among Takeda Pharmaceutical Company Limited, as guarantor, Takeda U.S. Financing, Inc., as issuer, The Bank of New York Mellon, as Trustee, The Bank of New York Mellon, London Branch, as London Paying Agent, The Bank of New York Mellon SA/SV, Dublin Branch, as Registrar.

4.3	Form of senior debt security issued under the Senior Indenture referred to in Exhibit 4.1*.
4.4	Form of guaranteed senior debt security issued under the Senior Indenture referred to in Exhibit 4.2*.
5.1	Opinion of Sullivan & Cromwell LLP.
5.2	Opinion of Nishimura & Asahi (Gaikokuho Kyodo Jigyo).
22	List of Issuers of Guaranteed Senior Debt Securities.
23.1	Consent of KPMG AZSA LLC.
23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).
23.3	Consent of Nishimura & Asahi (Gaikokuho Kyodo Jigyo) (included in Exhibit 5.2).
24.1	Power of Attorney of Takeda Pharmaceutical Company Limited and its authorized representative in the United States (included as part of the signature pages hereto).
24.2	Power of Attorney of Takeda U.S. Financing, Inc. (included as part of the signature pages hereto).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Indenture mentioned in Exhibit 4.1.
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Indenture mentioned in Exhibit 4.2.
107	Filing Fee Table
_________________
*To be filed, if necessary, by amendment or as an exhibit to a report filed or submitted pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference herein.

SIGNATURES OF TAKEDA PHARMACEUTICAL COMPANY LIMITED
Pursuant to the requirements of the Securities Act of 1933, as amended, Takeda Pharmaceutical Company Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tokyo, Japan, on June 25, 2025.

Takeda Pharmaceutical Company Limited

By:	/s/ Milano Furuta
	Name:	Milano Furuta
	Title:	Director and Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Milano Furuta, Director and Chief Financial Officer, and Amit Singh, Global Head of Treasury, and either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirement of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of Takeda Pharmaceutical Company Limited and in the capacities indicated as of June 25, 2025.

Signature	Title

/s/ Christophe Weber	Representative Director, President and Chief Executive Officer (principal executive officer)
Christophe Weber

/s/ Milano Furuta	Director, Chief Financial Officer (principal financial officer)
Milano Furuta

/s/ Norimasa Takeda	Chief Accounting Officer and Corporate Controller (principal accounting officer)
Norimasa Takeda

/s/ Andrew S. Plump	Director and President, Research & Development
Andrew S. Plump

/s/ Masami Iijima	External Director, Chair of the Board Meeting
Masami Iijima

/s/ Ian Clark	External Director
Ian Clark

/s/ Steven Gillis	External Director
Steven Gillis

/s/ Emiko Higashi	External Director
Emiko Higashi

/s/ John Maraganore	External Director
John Maraganore

/s/ Michel Orsinger	External Director
Michel Orsinger

/s/ Miki Tsusaka	External Director
Miki Tsusaka

/s/ Koji Hatsukawa	External Director and Audit and Supervisory Committee Member
Koji Hatsukawa

/s/ Jean-Luc Butel	External Director and Audit and Supervisory Committee Member
Jean-Luc Butel

/s/ Yoshiaki Fujimori	External Director and Audit and Supervisory Committee Member
Yoshiaki Fujimori

/s/ Kimberly A. Reed	External Director and Audit and Supervisory Committee Member
Kimberly A. Reed

SIGNATURES OF TAKEDA U.S. FINANCING, INC.
Pursuant to the requirements of the Securities Act of 1933, as amended, Takeda U.S. Financing, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Massachusetts, on June 25, 2025.

Takeda U.S. Financing, Inc.

By:	/s/ Max Heuer
	Name:	Max Heuer
	Title:	Assistant Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Milano Furuta, Director and Chief Financial Officer of Takeda Pharmaceutical Company Limited, and Amit Singh, Global Head of Treasury of Takeda Pharmaceutical Company Limited, and either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirement of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of Takeda U.S. Financing, Inc. and in the capacities indicated as of June 25, 2025.

Signature	Title

/s/ Scott Dessing	Director and President (principal executive officer, principal financial officer and principal accounting officer)
Scott Dessing

/s/ Fabien Dubois	Director and Treasurer
Fabien Dubois

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Takeda Pharmaceutical Company Limited, has signed this Registration Statement as of June 25, 2025.
KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below does hereby constitute and appoint Milano Furuta, Director and Chief Financial Officer, and Amit Singh, Global Head of Treasury, and either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Takeda Pharmaceuticals U.S.A., Inc.

By:	/s/ Max Heuer
	Name:	Max Heuer
	Title:	Assistant Secretary